Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-190232) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan;

(2) Registration Statement (Form S-8 No. 333-211505) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan; and

(3) Registration Statement (Form S-8 No. 333-258420) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan; and

(4) Registration Statement (Form S-8 No. 333-287698) pertaining to the Acadia Healthcare Company, Inc. Incentive Compensation Plan;

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Acadia Healthcare Company, Inc. and the effectiveness of internal control over financial reporting of Acadia Healthcare Company, Inc., included in this Annual Report (Form 10-K) of Acadia Healthcare Company, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 26, 2026